                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 26, 2005

                      Tropical Sportswear Int'l Corporation
             (Exact Name of Registrant as specified in its charter)

         Florida                   0-23161                    59-3424305
(State of Incorporation)    (Commission File No.)      (IRS Employer ID Number)

                   4902 W. Waters Avenue, Tampa, Florida 33634
                    (Address of Principal Executive Offices)

                  Registrant's telephone number: (813) 249-4900

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

_ Written communications pursuant to Rule 425 under the Securities Act

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the
  Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

     In connection  with the Chapter 11 Filing (as defined  below),  on December
16, 2004,  Tropical  Sportswear  Int'l  Corporation  (the  "Company") and Savane
International Corp., TSI Brands, Inc., Apparel Network Corp., and TSIL, Inc., as
borrowers, entered into a Post Petition Loan and Security Agreement, dated as of
December 16, 2004, with The CIT  Group/Commercial  Services,  Inc., as agent for third party lenders, to secure a $50,000,000 post-petition  debtor-in-possession credit  facility  (the "DIP  Credit  Facility"),  to be used to finance  working capital needs and allow business operations to continue as normal.

     In  connection  with the closing of the  transactions  contemplated  by the
Asset Purchase Agreement (as defined below),  effective as of February 28, 2005, the DIP Credit  Facility was terminated  and the Company  repaid  $15,917,147.04 under the DIP Credit  Facility,  which was the total  indebtedness  owing by the borrowers to the lenders under the DIP Credit Facility. In addition, the Company provided  $745,500  as cash  collateral  for certain  standby  letters of credit outstanding under the DIP Credit Facility.  A copy of the Termination  Agreement is attached hereto as an exhibit.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 16, 2004, the Company and its direct and indirect  wholly owned subsidiaries,  Savane  International  Corp., TSI Brands,  Inc.,  Apparel Network
Corp.,  TSIL,  Inc.,  Farah Offshore  Sourcing  Company and Farah  Manufacturing
(U.K.)  Limited,  entered into an Asset Purchase  Agreement (the "Asset Purchase
Agreement") with Perry Ellis  International,  Inc. ("PEI"), as buyer. Other than the Asset  Purchase  Agreement,  there is no material  relationship  between the
Company and PEI.

     Also,  on December 16,  2004,  the Company  filed a voluntary  petition for relief under Chapter 11 of the United States  Bankruptcy  Code (the  "Bankruptcy
Code") in the United States Bankruptcy Court for the Middle District of Florida,
Tampa  Division (the  "Bankruptcy  Court"),  In re:  Tropical  Sportswear  Int'l
Corporation,  Case No. 8:04-bk-24134 (the "Chapter 11 Filing").  On December 16,
2004, the following direct and indirect wholly owned subsidiaries of the Company also filed  voluntary  petitions for relief under  Chapter 11 of the  Bankruptcy
Code: Savane International Corp., TSI Brands, Inc., Apparel Network Corp., TSIL,
Inc.,  and  Tropical  Sportswear  Company,  Inc.  (the  "Subsidiary  Chapter  11
Filings").  The  Chapter 11 Filing and the  Subsidiary  Chapter 11 Filings  were filed as part of,  and to  facilitate  the  consummation  of,  the  transactions contemplated by the Asset Purchase Agreement.

     On February 10, 2005,  pursuant to Section 363 of the Bankruptcy  Code, the
Bankruptcy Court approved the sale of substantially  all of the Company's assets to PEI in accordance with the terms of the Asset Purchase Agreement.

     Effective  as of  February  26,  2005,  the  Company  and  PEI  closed  the transactions contemplated by the Asset Purchase Agreement. Pursuant to the Asset
Purchase  Agreement,  PEI purchased  substantially all of the Company's accounts receivable,  inventories,  intellectual property,  real property interests,  and certain other assets,  including the outstanding  capital stock of the Company's indirect subsidiary, Farah Manufacturing (U.K.) Ltd., and assumed certain of the
Company's operating liabilities  associated with the purchased assets, for $88.5 million dollars in cash. The purchase price is subject to adjustment  based on a post-closing accounting of the closing date inventory and receivables.

     In  connection  with the closing of the  transactions  contemplated  by the
Asset  Purchase  Agreement,  effective as of February  28, 2005,  the DIP Credit
Facility was  terminated  and the Company  repaid  $15,917,147.04  under the DIP
Credit Facility,  which was the total indebtedness owing by the borrowers to the lenders under the DIP Credit  Facility,  form the proceeds of the purchase price paid by PEI. In addition,  the Company provided  $745,500 as cash collateral for certain standby letters of credit outstanding under the DIP Credit Facility.

     It is  anticipated  that  the  Company  will  file a  Chapter  11  plan  of liquidation,  will  liquidate  its remaining  assets,  and will  distribute  the proceeds to its creditors.  It is anticipated that no proceeds will be available for  distribution  to any  holders of the  Company's  equity  securities.  It is anticipated  that  the  Company  will  make  one or  more  distributions  to its unsecured creditors in indeterminate amounts.

Item 5.02  Departure of Directors or Principal Officers; Election of  Directors;
           Appointment of Principal Officers.

     Effective as of February 26, 2005,  Richard J. Domino resigned as President of the Company and Steven S. Barr  resigned  as Senior Vice  President,  General
Manager Mass Merchants.

Item 9.01  Financial Statements and Exhibits.

         (c)

               Exhibit 99.1   Termination Agreement, dated February 28, 2005, by
                              and among the Company, Savane International Corp.,
                              TSI Brands, Inc., Apparel Network Corp., and TSIL,
                              Inc., as borrowers,  and  The CIT Group/Commercial
                              Services,  Inc., as agent for third party lenders,
                              terminating   Post  Petition   Loan  and  Security
                              Agreement, dated as of December 16, 2004.

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    Tropical Sportswear Int'l Corporation

Date:  February 28, 2005            By:  /s/ Robin J. Cohan
                                    Robin J. Cohan
                                    Executive Vice President,
                                    Chief Financial Officer and Treasurer
                                    (in the dual capacity of duly authorized
                                    officer and principal accounting officer)